Exhibit 99.2

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On February 27, 2017, Avnet, Inc. (the “Company”) completed the previously announced divestiture of its Technology Solutions operating group (the “TS Business”) to Tech Data Corporation (“Tech Data”) for approximately $2.4 billion in cash, which excludes net working capital and other contractual sales price adjustments, and 2.8 million shares of Tech Data common stock which is valued at $247.2 million using the closing price on February 27, 2017.

The following unaudited pro forma condensed consolidated balance sheet as of December 31, 2016, reflects the Company’s financial position as if the sale of the TS Business had occurred on that date. The following unaudited pro forma condensed consolidated statements of operations for the six months ended December 31, 2016, and the three fiscal years ended July 2, 2016, June 27, 2015, and June 28, 2014, reflect the Company’s results of operations as if the sale of the TS Business had occurred on June 30, 2013. The unaudited pro forma condensed consolidated financial statements do not purport to represent what the actual results of operations or financial position would have been had the divestiture occurred on the dates assumed, nor are they necessarily indicative of future results of operations or financial position.

The unaudited pro forma condensed consolidated financial statements and the accompanying notes are based upon and should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended July 2, 2016 filed with the SEC on August 12, 2016, and the Quarterly Report on Form 10-Q for the period ended December 31, 2016 filed with the SEC on January 30, 2017.

The unaudited pro forma condensed consolidated financial statements are presented based on currently available information and reflect certain estimates and assumptions, which are described in the accompanying notes and which management believes are reasonable. The actual results may differ materially from the estimates and assumptions within the accompanying unaudited pro forma condensed consolidated financial statements as a result of several factors, including the completion of the final net working capital adjustments due to changes in net working capital between the pro forma assumptions and the actual closing net working capital at the date of the divestiture and the determination of the final income tax expense from the divestiture.

AVNET, INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2016

(UNAUDITED)

	As Previously	Pro Forma		Total
	Reported	Adjustments	Note	Pro Forma
	(Thousands, except share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$1,270,142	$2,260,130	2b	$3,530,272
Marketable securities	—	247,232	2c	247,232
Receivables, net	2,996,110	—		2,996,110
Inventories	2,697,796	—		2,697,796
Prepaid and other current assets	59,564	—		59,564
Assets held for sale	4,053,487	(4,053,487)	2a	—
Total current assets	11,077,099	(1,546,125)		9,530,974
Property, plant and equipment, net	565,108	—		565,108
Goodwill	1,098,471	—		1,098,471
Intangible assets, net	296,058	—		296,058
Other assets	219,259	—		219,259
Total assets	$13,255,995	$(1,546,125)		$11,709,870
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$246,729	$(86,147)	2d	$160,582
Accounts payable	1,774,021	—		1,774,021
Accrued expenses and other	456,397	370,000	2e	826,397
Liabilities held for sale	2,332,646	(2,332,646)	2a	—
Total current liabilities	4,809,793	(2,048,793)		2,761,000
Long-term debt	3,382,431	—		3,382,431
Other liabilities	351,909	—		351,909
Total liabilities	8,544,133	(2,048,793)		6,495,340
Commitments and contingencies
Shareholders’ equity	4,711,862	502,668	2d	5,214,530
Total liabilities and shareholders’ equity	$13,255,995	$(1,546,125)		$11,709,870

See notes to unaudited pro forma condensed consolidated financial statements

AVNET, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED DECEMBER 31, 2016

(UNAUDITED)

	As Previously	Pro Forma
	Reported	Adjustments	Note	Pro Forma
	(Thousands, except per share amounts)
Sales	$8,391,663	$—		$8,391,663
Cost of sales	7,282,823	—		7,282,823
Gross profit	1,108,840	—		1,108,840
Selling, general and administrative expenses	795,227	—		795,227
Restructuring, integration and other expenses	59,869	—		59,869
Operating income	253,744	—		253,744
Other expense, net	(50,248)	—		(50,248)
Interest expense	(53,984)	—		(53,984)
Income from continuing operations before income taxes	149,512	—		149,512
Income tax expense	49,359	—		49,359
Income from continuing operations	100,153	—		100,153
Income from discontinued operations	71,908	(71,908)	3	—
Net income	$172,061	$(71,908)		$100,153

Earnings per share - basic:
Continuing operations	$0.78	$—		$0.78
Discontinued operations	0.56	(0.56)	3	—
Net income per share - basic	$1.34	(0.56)		0.78

Earnings per share - basic:
Continuing operations	$0.77	$—		$0.77
Discontinued operations	0.55	(0.55)	3	—
Net income per share - basic	$1.32	(0.55)		0.77

Shares used to compute earnings per share:
Basic	127,716	—		127,716
Diluted	130,055	—		130,055
Cash dividends paid per common share	$0.34	$—		$0.34

See notes to unaudited pro forma condensed consolidated financial statements

AVNET, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED JULY 2, 2016

(UNAUDITED)

	As Previously	Pro Forma
	Reported	Adjustments [4]	Pro Forma
	(Thousands, except per share amounts)
Sales	$26,219,279	$(9,478,682)	$16,740,597
Cost of sales	23,181,768	(8,519,117)	14,662,651
Gross profit	3,037,511	(959,565)	2,077,946
Selling, general and administrative expenses	2,170,524	(710,251)	1,460,273
Restructuring, integration and other expenses	79,318	(34,557)	44,761
Operating income	787,669	(214,757)	572,912
Other expense, net	(18,105)	15,115	(2,990)
Interest expense	(99,055)	7,147	(91,908)
Income before income taxes	670,509	(192,495)	478,014
Income tax expense	163,978	(76,874)	87,104
Net income	$506,531	$(115,621)	$390,910
Earnings per share:
Basic	$3.87	$(0.88)	$2.99
Diluted	$3.80	$(0.87)	$2.93
Shares used to compute earnings per share:
Basic	130,858	—	130,858
Diluted	133,173	—	133,173
Cash dividends paid per common share	$0.68	$—	$0.68

See notes to unaudited pro forma condensed consolidated financial statements

AVNET, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED JUNE 27, 2015

(UNAUDITED)

	As Previously	Pro Forma
	Reported	Adjustments [4]	Pro Forma
	(Thousands, except per share amounts)
Sales	$27,924,657	$(10,236,449)	$17,688,208
Cost of sales	24,731,537	(9,255,978)	15,475,559
Gross profit	3,193,120	(980,471)	2,212,649
Selling, general and administrative expenses	2,274,642	(770,507)	1,504,135
Restructuring, integration and other expenses	90,805	(36,306)	54,499
Operating income	827,673	(173,658)	654,015
Other expense, net	(19,043)	23,333	4,290
Interest expense	(95,665)	8,585	(87,080)
Income before income taxes	712,965	(141,740)	571,225
Income tax expense	141,052	(54,916)	86,136
Net income	$571,913	$(86,824)	$485,089
Earnings per share:
Basic	$4.18	$(0.64)	$3.54
Diluted	$4.12	$(0.63)	$3.49
Shares used to compute earnings per share:
Basic	136,688	—	136,688
Diluted	138,791	—	138,791
Cash dividends paid per common share	$0.64	$—	$0.64

See notes to unaudited pro forma condensed consolidated financial statements

AVNET, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED JUNE 28, 2014

(UNAUDITED)

	As Previously	Pro Forma
	Reported	Adjustments [4]	Pro Forma
	(Thousands, except per share amounts)
Sales	$27,499,654	$(10,586,258)	$16,913,396
Cost of sales	24,273,923	(9,571,018)	14,702,905
Gross profit	3,225,731	(1,015,240)	2,210,491
Selling, general and administrative expenses	2,341,168	(798,835)	1,542,333
Restructuring, integration and other expenses	94,623	(27,847)	66,776
Operating income	789,940	(188,558)	601,382
Other expense, net	16,010	5,498	21,508
Interest expense	(104,823)	13,936	(90,887)
Income before income taxes	701,127	(169,124)	532,003
Income tax expense	155,523	(70,968)	84,555
Net income	$545,604	$(98,156)	$447,448
Earnings per share:
Basic	$3.95	$(0.71)	$3.24
Diluted	$3.89	$(0.70)	$3.19
Shares used to compute earnings per share:
Basic	137,991	—	137,991
Diluted	140,119	—	140,119
Cash dividends paid per common share	$0.60	$—	$0.60

See notes to unaudited pro forma condensed consolidated financial statements

AVNET, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of presentation

The historical consolidated financial statements of the Company have been adjusted in the accompanying unaudited pro forma condensed consolidated financial statements to give effect to pro forma events that are (i) directly attributable to the divestiture transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed consolidated statements of operations, are expected to have a continuing impact on the results of operations.

2.	Unaudited pro forma condensed consolidated balance sheet adjustments

a.

Represents the elimination of assets and liabilities related to the TS Business which were classified as held for sale as reported by the Company in its December 31, 2016 Quarterly Report filed on Form 10-Q.

b.

Represents the receipt of approximately $2.3 billion in cash proceeds from the sale of the TS Business, net of approximately $24 million in estimated transaction related costs and approximately $116 million of estimated cash and other purchase price adjustments. The effective date of the divestiture is February 27, 2017; therefore, customary net working capital price adjustments related to the effective period were estimated for pro forma adjustments.

c.	Represents the receipt of 2,785,402 of shares of Tech Data common stock valued at $247.2 million using the closing price of Tech Data common stock of $88.76 per share on February 27, 2017.

d.	Represents the elimination of TS Business debt outstanding as of December 31, 2016.

e.

Represents the estimated net gain of approximately $294 million, giving effect to the divestiture of the TS Business as of June 30, 2013, which includes accounting adjustments for the recognition of cumulative foreign currency translation losses of approximately $208 million related to the TS Business and an estimated income tax expense of approximately $370 million as a result of the sale.  The actual gain will differ from the pro forma estimate due to the difference in timing between the assumed closing date for the pro forma financial statements and the actual closing date of February 27,  2017, the consideration adjustments, if any, for the final net working capital adjustment, and the actual income tax expense incurred on the sale.  As the estimated gain is directly attributable to the divesture and is not expected to have a continuing impact on the Company’s operations, the estimated gain is only reflected in shareholders’ equity on the unaudited pro forma condensed consolidated balance sheet.

3.	Unaudited pro forma condensed consolidated statement of operations adjustments for the six months ended December 31, 2016

 The Company included the results of the TS business as discontinued operations in its most recent Quarterly Report on Form 10-Q for the period ended December 31, 2016. As a result, the pro forma adjustments reflect the elimination of net income from discontinued operations, net of tax, and the basic and diluted earnings per share from discontinued operations.

4.	Unaudited pro forma condensed consolidated statement of operations adjustments for the fiscal years 2016, 2015 and 2014

These adjustments reflect the elimination of sales, expenses and other amounts directly attributable to the TS divestiture. Excluded from these amounts are certain general corporate overhead expenses not specifically benefiting the TS Business.  Such general corporate overhead expenses do not meet the requirements to be presented in discontinued operations and thus, will be presented as part of Avnet’s continuing operations.  These adjustments include the estimated income tax effect of the pro forma adjustments using an estimated effective tax rate of 39.9%, 38.7%, and 42.0% for fiscal years 2016, 2015 and 2014, respectively.